UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 25, 2007

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

                Delaware                                                      1-9273                                                    75-1285071
                                         (State or Other Jurisdiction                                (Commission                                            (IRS Employer
                              of Incorporation)                                          File Number)                                            Identification No.)

            4845 US Highway 271 N.
                     Pittsburg, Texas                                                                                75686-0093
                (Address of Principal Executive Offices)                                                                               (ZIP Code)

Registrant's telephone number, including area code:  (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2007, the Board of Directors of Pilgrim's Pride Corporation (the "Company") elected Lonnie Ken Pilgrim to succeed his father, co-founder Lonnie "Bo" Pilgrim, as chairman of the Company. The elder Mr. Pilgrim has been named senior chairman and continues to be an employee of the Company and a member of its board of directors.

Ken Pilgrim, 49, has been employed by the Company since 1977 and has been Executive Vice President, Assistant to Chairman since November 2004.  He served as Senior Vice President, Transportation from August 1997 to November 2004.  Prior to that he served the Company as its Vice President, Director of Transportation.  He has been a member of the board of directors since March 1985.

Ken Pilgrim receives an annual base salary of $310,059.  He is also eligible to participate in the Pilgrim's Pride Corporation Senior Executive Performance Bonus Plan (the "Bonus Plan") and the Employee Stock Investment Plan, and he is eligible to participate in the Company’s broad-based programs including health, disability and life insurance programs and the Company's 401(k) Salary Deferral Plan.  The Bonus Plan provides for five percent of the Company's U.S. income before income taxes to be allocated among certain key members of management.  Such amount is generally allocated among all plan participants based upon the ratio of each participant's eligible salary to the aggregate salaries of all participants.  Participants may generally be added to or removed from the plan at the discretion of the compensation committee.  Bonuses are typically paid during the January following the fiscal year with respect to which the bonus has been granted.  Compensation under the Employee Stock Investment Plan includes Company contributions in an amount equal to 33 1/3% of the participant's payroll deductions, which deductions are limited to 7 1/2% of the participant's base salary, overtime pay and bonuses.  Compensation under the Company's 401(k) Salary Deferral Plan includes mandatory contributions by the Company of one dollar per week and matching contributions of up to five dollars per week and additional matching contributions of up to four percent of a participant's compensation subject to an overall Company contribution limit of five percent of domestic income before taxes.

The Company has been and continues to be a party to certain transactions with members of Ken Pilgrim's family, including his father, Lonnie "Bo" Pilgrim, and his siblings. These transactions, along with all other transactions between the Company and affiliated persons, require the prior approval of the audit committee of the board of directors.  Set forth below is a summary of these transactions:

At certain times during previous years, the Company has entered into risk transfer transactions with Lonnie "Bo" Pilgrim whereby Mr. Pilgrim purchased certain amounts of the Company's live chickens and hens, feed inventory and veterinary and technical services during the grow-out process and then contracted with the Company to resell the birds at maturity. Chicks, feed and services were purchased from the Company for their fair market value, and the Company purchased the mature chickens from Mr. Pilgrim at a market-based formula price subject to a ceiling price calculated at Lonnie "Bo" Pilgrim's cost plus 2 percent. No purchases have been made by the Company under this agreement since the first quarter of fiscal 2006, when Lonnie "Bo" Pilgrim recognized an operating margin of $4,539 on the gross amount paid by the Company of $231,476.

The Company has entered into chicken grower contracts involving farms owned by certain of the Company's officers, providing the placement of Company-owned flocks on their farms during the grow-out phase of production. These contracts are on terms substantially the same as contracts entered into by the Company with unaffiliated parties and can be terminated by either party upon completion of the grow-out of each flock. The aggregate amount paid by the Company to Lonnie "Bo" Pilgrim under these grower contracts was $976,273 during fiscal 2006 and $651,035 during the first three quarters of fiscal 2007.

Additionally, the Company processes the payroll for certain employees of Lonnie "Bo" Pilgrim and Pilgrim Poultry G.P. ("PPGP"), as well as performing certain administrative bookkeeping services for Lonnie "Bo" Pilgrim's personal businesses.  Lonnie "Bo" Pilgrim is the sole proprietor of PPGP.  PPGP paid the Company for feed and the services described above $748,964 during fiscal 2006 and $471,067 during the first three quarters of fiscal 2007.

PPGP also rents facilities to the Company for the production of eggs. On December 29, 2000, the Company entered into an agreement with PPGP to rent its egg production facilities for a monthly amount of $62,500. During fiscal 2006, the Company paid rent on the facilities of $750,000 to PPGP. During the first three quarters of fiscal 2007, the Company paid rent on these facilities of $562,500.  Management believes that the terms of this agreement with PPGP are substantially similar to, and contain terms not less favorable to the Company than, agreements obtainable from unaffiliated parties.

The Company also maintains depository accounts with a financial institution of which Lonnie "Bo" Pilgrim is a major stockholder. Fees paid to this bank in fiscal 2006 were insignificant, and fees paid during the first three quarters of fiscal 2007 were insignificant.  As of June 30, 2007, the Company had bank balances at this financial institution of approximately $1.9 million.

Since 1985, the Company has leased an airplane from Lonnie "Bo" Pilgrim under a lease agreement which provides for monthly lease payments of $33,000 plus operating expenses, which terms the Company's management believes to be substantially similar to those obtainable from unaffiliated parties. During fiscal 2006, the Company had lease expenses of $396,000 and operating expenses of $96,480 associated with the use of this airplane.  During the first three quarters of fiscal 2007, the Company incurred lease expenses of $264,000 and operating expenses of $74,010 associated with the use of this airplane.

Historically, much of the Company's debt has been guaranteed by the Company's major stockholders. In consideration of such guarantees, the Company has paid such stockholders a quarterly fee equal to .25% of the average aggregate outstanding balance of such guaranteed debt. During fiscal 2006, the Company paid $1,676,243 to Pilgrim Interests, Ltd., an affiliate of Ken Pilgrim and of Lonnie "Bo" Pilgrim that is primarily for the benefit of them and their family.  During the first three quarters of 2007, the Company paid $1,870,980 to Pilgrim Interests, Ltd.

Certain members of the family of Ken Pilgrim are employed by the Company, including his father, Lonnie "Bo" Pilgrim, the Company's senior chairman, his brother, Pat Pilgrim and his sister, Greta Pilgrim-Owens, who received total compensation of $1,424,523, $215,551 and $215,302, respectively, in fiscal 2006, and  $1,096,538, $159,638 and $163,406, respectively, during the first three quarters of fiscal 2007. Pat Pilgrim has also provided hauling and pumping services to the Company for which he was paid $396,923 in fiscal 2006 and $114,332 during the first three quarters of fiscal 2007. He also paid the Company for land he leases from the Company in the amount of $21,834 in fiscal 2006 and $21,834 during the first three quarters of fiscal 2007. These transactions have terms substantially the same as contracts entered into by the Company with unaffiliated parties.

On November 30, 2005, the audit committee pre-approved the Company entering into three contracts with Pat Pilgrim and purchasing a substantially unused aerator from Pat Pilgrim for a purchase price of $8,000. Pat Pilgrim originally purchased the aerator in May 2005 for $9,500. The contracts pre-approved by the audit committee include a general services agreement, a transportation agreement and a lease of certain land from the Company providing for lease payments of $23,263.50 per year. The general services agreement and the transportation agreement are intended to document the services provided by Pat Pilgrim, as described above. Management believes the terms of each of the contracts, the lease and the purchase of the aerator are substantially similar to those obtainable from unaffiliated parties.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date:  July 31, 2007                                                                      By: /s/ Richard A. Cogdill
Richard A. Cogdill
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer